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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Omnicomm Systems, Inc.

We consent to the use in this Registration Statement of Omnicomm Systems, Inc. on Form SB-2 of our report dated March 21, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  GREENBERG & COMPANY CPA'S LLC
---------------------------------
Greenberg & Company CPA's LLC
Springfield, N.J.
September  , 2003